                                                                     Exhibit 4.1









                             CHANDLER (U.S.A.), INC.

                        ____% Senior Debentures due 2014






                                                     ---------

                                              FORM OF INDENTURE



                            Dated as of _______, 1999




                                                     ---------





                        U.S. TRUST COMPANY OF TEXAS, N.A.
                                     Trustee







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                                TABLE OF CONTENTS
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                                            ARTICLE 1

                         Definitions and Incorporation by Reference

SECTION 1.1       Definitions............................................................................   1
SECTION 1.2       Other Definitions......................................................................   8
SECTION 1.3       Incorporation by Reference of Trust Indenture Act......................................   8
SECTION 1.4       Rules of Construction..................................................................   9


                                            ARTICLE 2

                                         The Debentures
SECTION 2.1       Form and Dating........................................................................   9
SECTION 2.2       Execution and Authentication...........................................................   9
SECTION 2.3       Registrar and Paying Agent.............................................................  10
SECTION 2.4       Paying Agent To Hold Money in Trust....................................................  10
SECTION 2.5       Debentureholder Lists..................................................................  11
SECTION 2.6       Transfer...............................................................................  11
SECTION 2.7       Replacement Debentures.................................................................  12
SECTION 2.8       Outstanding Debentures.................................................................  12
SECTION 2.9       Temporary Debentures...................................................................  13
SECTION 2.10      Cancelation............................................................................  13
SECTION 2.11      Defaulted Interest.....................................................................  13
SECTION 2.12      CUSIP Numbers..........................................................................  13


                                                     ARTICLE 3

                                                    Redemption
SECTION 3.1       Notices to Trustee....................................................................   14
SECTION 3.2       Selection of Debentures To Be Redeemed................................................   14
SECTION 3.3       Notice of Redemption..................................................................   14
SECTION 3.4       Effect of Notice of Redemption........................................................   15
SECTION 3.5       Deposit of Redemption Price...........................................................   15
SECTION 3.6       Debentures Redeemed in Part...........................................................   15

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                                                     ARTICLE 4

                                                     Covenants
SECTION 4.1       Payment of Debentures.................................................................  16
SECTION 4.2       SEC Reports...........................................................................  16
SECTION 4.3       Limitation on Subsidiary Debt and Preferred Stock.....................................  17
SECTION 4.4       Limitation on Liens...................................................................  17
SECTION 4.5       Limitation on Sale and Leaseback Transactions.........................................  17
SECTION 4.6       Limitation on Mergers and Consolidations..............................................  17
SECTION 4.7       Limitation on Issuances or Dispositions of Stock of Subsidiaries......................  18
SECTION 4.8       Compliance Certificate................................................................  18
SECTION 4.9       Further Instruments and Acts..........................................................  18


                                            ARTICLE 5

                                      Defaults and Remedies
SECTION 5.1       Events of Default.....................................................................  18
SECTION 5.2       Acceleration..........................................................................  20
SECTION 5.3       Other Remedies........................................................................  21
SECTION 5.4       Waiver of Past Defaults...............................................................  21
SECTION 5.5       Control by Majority...................................................................  21
SECTION 5.6       Limitation on Suits...................................................................  21
SECTION 5.7       Rights of Holders To Receive Payment..................................................  22
SECTION 5.8       Collection Suit by Trustee............................................................  22
SECTION 5.9       Trustee May File Proofs of Claim......................................................  22
SECTION 5.10      Priorities............................................................................  22
SECTION 5.11      Undertaking for Costs.................................................................  23
SECTION 5.12      Waiver of Stay or Extension Laws......................................................  23


                                                     ARTICLE 6

                                                      Trustee
SECTION 6.1       Duties of Trustee.....................................................................  23
SECTION 6.2       Rights of Trustee.....................................................................  25
SECTION 6.3       Individual Rights of Trustee..........................................................  26
SECTION 6.4       Trustee's Disclaimer..................................................................  26
SECTION 6.5       Notice of Defaults....................................................................  26
SECTION 6.6       Reports by Trustee to Holders.........................................................  26
SECTION 6.7       Compensation and Indemnity............................................................  26
SECTION 6.8       Replacement of Trustee................................................................  27
SECTION 6.9       Successor Trustee by Merger...........................................................  28
SECTION 6.10      Eligibility; Disqualification.........................................................  28
SECTION 6.11      Preferential Collection of Claims Against Company.....................................  29

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                                                     ARTICLE 7

                                        Discharge of Indenture; Defeasance
SECTION 7.1       Discharge of Liability on Debentures; Defeasance......................................  29
SECTION 7.2       Conditions to Defeasance..............................................................  30
SECTION 7.3       Application of Trust Money............................................................  31
SECTION 7.4       Repayment to Company..................................................................  31
SECTION 7.5       Indemnity for Government Obligations..................................................  31
SECTION 7.6       Reinstatement.........................................................................  31


                                                     ARTICLE 8

                                                    Amendments
SECTION 8.1       Without Consent of Holders............................................................  32
SECTION 8.2       With Consent of Holders...............................................................  32
SECTION 8.3       Compliance with Trust Indenture Act...................................................  33
SECTION 8.4       Revocation and Effect of Consents and Waivers.........................................  33
SECTION 8.5       Notation on or Exchange of Debentures.................................................  34
SECTION 8.6       Trustee To Sign Amendments............................................................  34


                                                     ARTICLE 9

                                                   Miscellaneous
SECTION 9.1       Trust Indenture Act Controls..........................................................  34
SECTION 9.2       Notices...............................................................................  34
SECTION 9.3       Communication by Holders with Other Holders...........................................  35
SECTION 9.4       Certificate and Opinion as to Conditions Precedent....................................  35
SECTION 9.5       Statements Required in Certificate or Opinion.........................................  35
SECTION 9.6       When Debentures Disregarded...........................................................  36
SECTION 9.7       Rules by Trustee, Paying Agent and Registrar..........................................  36
SECTION 9.8       Legal Holidays........................................................................  36
SECTION 9.9       GOVERNING LAW.........................................................................  36
SECTION 9.10      No Recourse Against Others............................................................  36
SECTION 9.11      Successors............................................................................  37
SECTION 9.12      Multiple Originals....................................................................  37
SECTION 9.13      Table of Contents; Headings...........................................................  37

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




Appendix          --        Provisions Relating to Debentures
Exhibit I         --        Form of Debenture
Exhibit II        --        Assignment Form
Exhibit III       --        Form of Letter of Representation

         INDENTURE dated as of ______, 1999, between CHANDLER (U.S.A.), INC., an Oklahoma corporation (the "COMPANY"), and U.S. TRUST COMPANY OF TEXAS, N.A., as trustee (the "TRUSTEE").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's ____% Senior Debentures due 2014 issued on the date hereof ("DEBENTURES"). Except as otherwise provided herein, the Debentures will be limited to $24,000,000 in aggregate principal amount outstanding.


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1                DEFINITIONS.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease or other Debt arrangements prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

         "Closing Date" means ____, 1999.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means the party named as such in this Indenture until a successor replaces it under this Indenture and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

         "Company Request," "Company Order" and "Company Consent" mean a written request, order or consent, respectively, signed in the name of the Company by its Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with GAAP.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 2001 Ross Avenue, Suite 2700, Dallas, Texas 75201.

         "Debentures" means the Debentures issued under this Indenture.

         "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds (other than surety or fidelity bonds issued by such Person in the ordinary course of business), debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person other than as entered into in the ordinary course of business, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) every payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise and such obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such obligation; PROVIDED, that if the obligation so secured has not been assumed in full by such Person or is otherwise not such Person's legal liability in full, the amount of such obligation for the purposes of this definition shall be limited to the lesser of the amount of such obligation secured by such Lien or the fair market value of the assets or property securing such Lien. Notwithstanding the foregoing, the term "Debt" shall not include obligations owed under the terms of insurance or reinsurance policies or agreements.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect from time to time.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including without limitation any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed" and "Guaranteeing" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that the Guarantee by a Person shall not include endorsements by such Person for collection or deposit in the ordinary course of business.

         "Holder" or "Debentureholder" means the Person in whose name a Debenture is registered on the Registrar's books.

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

         "Indenture" means this Indenture as amended and supplemented from time to time.

         "Issue Date" means the date on which the Debentures are originally issued.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit agreement, security interest, lien, charge, easement (other than any title defect or easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Permitted Debt and Preferred Stock" means (i) Debt outstanding on the Issue Date after giving effect to the application of the proceeds from the Debentures, (ii) Debt or Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary of the Company, but only so long as held or owned by the Company or a Wholly Owned Subsidiary of the Company; (iii) Debt Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Subsidiary of the Company, (B) such Person merges into or consolidates with a Subsidiary of the Company or (C) another Subsidiary of the Company merges into or consolidates with such Person (in a transaction in which such Person becomes a Subsidiary of the Company), or Debt Incurred or Preferred Stock issued by a Person and thereafter assumed by a Subsidiary of the Company in a transaction in which the property of such Person is sold, leased or otherwise disposed of as an entirety or substantially as an entirety to such Subsidiary, in each such case in which such Debt or Preferred Stock was not Incurred or issued in anticipation of such transaction; (iv) Debt Incurred for the purpose of financing all or any part of the purchase price or the cost of construction of or improvements to the present or future property, whether real or personal, of the Company or any Subsidiary incurring such debt in an aggregate principal amount not to exceed the greater of the fair market value or actual cost of acquisition or construction of such property, construction or improvements (or additions to improvements); (v) Debt or Preferred Stock that is exchanged for, or the proceeds of which are used to refinance or refund, any Debt or Preferred Stock permitted to be outstanding pursuant to clauses (i) through (iv) (or any extension or renewal thereof) (A) in an aggregate principal amount not to exceed the principal amount of the Debt, in the case of Debt, or the liquidation preference of the Preferred Stock, in the case of Preferred Stock, so exchanged, refinanced or refunded and (B) provided that such Debt or Preferred Stock does not require the payment of all or a portion of the principal or liquidation value thereof (whether pursuant to purchase, redemption, defeasance, retirement, sinking fund payment, payment at stated maturity or otherwise, but excluding any payment or retirement required by virtue of acceleration of such Debt upon an event of default thereunder or "change of control" or similar provision thereunder) prior to the scheduled maturity or maturities of the Debt or Preferred Stock being refinanced or refunded; (vi) Debt arising from agreements providing for indemnification, adjustment of purchase price or similar obligations Incurred in connection with the disposition of any business assets of any Subsidiary of the Company, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of any Subsidiary of the Company pursuant to such agreements, (other than Guarantees of Debt or other obligations Incurred by any Person acquiring all or any portion of such business assets for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by any such Subsidiary in connection with such disposition; and (vii) Debt not otherwise permitted to be Incurred pursuant to clauses (i) through (vi) above) which, together with the sum of all other outstanding Debt Incurred pursuant to this clause (vii), has an aggregate principal amount not in excess of $2.0 million.

         "Permitted Liens" means (i) Liens securing only the Debentures; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time (A) such Person becomes a Subsidiary of the Company, (B) is merged into or consolidated with the Company (or any Subsidiary of the Company) or any Subsidiary of the Company merges into or consolidates with such Person or (C) the property of such Person is sold, leased or otherwise disposed of as an entirety or substantially as an entirety to the Company or a Subsidiary thereof, in each such case not securing Debt Incurred in anticipation of such transaction; (iv) Liens on property existing at the time of acquisition thereof;
(v) Liens on property of the Company or any Subsidiary of the Company securing
(A) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property, real or personal, or improvements used or to be used in connection with such property or (B) Debt Incurred by the Company or any Subsidiary of the Company prior to or within one year after the later of the acquisition, the completion of construction, alteration, improvement or repair, or the commencement of commercial operation thereof, which Debt is Incurred for the purpose of financing all or any part of the purchase price thereof or such construction, alteration, improvement or repair, provided that, in the case of clause (A) or (B) above, such Liens (1) are created not later than one year after such acquisition, construction, alteration, improvement or repair, or the commencement of commercial operation, whichever is later, (2) are limited to the property acquired, constructed, altered, approved or repaired and (3) do not secure Debt in excess of the cost of such acquisition, construction, alteration, improvement or repair; (vi) Liens in favor of the United States of America or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any State, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens; (vii) Liens in favor of any insurance company to secure the obligations of any Subsidiary under any insurance or reinsurance agreement or arrangement (whether faculative or treaty) granted or incurred in the ordinary course of business to the extent required under such insurance or reinsurance agreement or arrangement; (viii) mechanics', workmen's, materialmen's or similar Liens arising in the ordinary course of business; (ix) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (i) to
(vii) so long as such Lien does not extend to any other property (other than improvements to such property) and the principal amount of the Debt so secured is not increased; (x) Liens to secure Debt in an aggregate principal amount not to exceed $2.0 million at any one time outstanding (without duplication of any other Debt specified in clauses (i) through (ix) above or clauses (xi) or (xii) below); (xi) Liens securing Debt owed by the Company to one or more Wholly Owned Subsidiaries of the Company (but only if such Debt is held by such Wholly Owned Subsidiaries); and (xii) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds or other fixed maturity obligations to secure performance, surety or appeal bonds to which such Person is a party or which are otherwise required of such Person, or deposits as security for insurance or reinsurance obligations contested taxes or import duties or for the payment of rent or other obligations of like nature, in each case incurred in the ordinary course of business.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of any other class of Capital Stock of such Person.

         "principal" of a Debenture means the principal of the Debenture plus the premium, if any, payable on the Debenture that is due or overdue or is to become due at the relevant time.

         "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the Stated Maturity of the Debentures or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Debentures.

         "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any Principal Property of such Person which has been or is being sold or transferred by such Person more than one year after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other similar amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

         "Subsidiary" means, with respect to any Person, any corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person, and any partnership, association, limited liability company, business trust, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power (i) to elect a majority of the board of directors or other governing body or (ii) to direct the policies, management or affairs thereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended.

         "Trustee" means the party named as such in this Indenture until a successor replaces it hereunder and, thereafter, means the successor.

         "Trust Officer" means the Chairman of the Board, the President, Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

         SECTION 1.2 OTHER DEFINITIONS.


                                        DEFINED IN
TERM                                     SECTION
----                                     -------

"Bankruptcy Law"                           5.1
"covenant defeasance option"               7.1(b)
"Custodian"                                5.1
"Defaulted Interest"                       2.11
"Event of Default"                         5.1
"Insurance Law"                            5.1
"legal defeasance option"                  7.1(b)
"Legal Holiday"                            9.8
"Paying Agent"                             2.3
"protected purchaser"                      2.7
"Registrar"                                2.3



         SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Debentures.

         "indenture security holder" means a Holder or Debentureholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used but not otherwise defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.


         SECTION 1.4 RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (7) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                    ARTICLE 2

                                 THE DEBENTURES

         SECTION 2.1 FORM AND DATING. Provisions relating to the Debentures are set forth in APPENDIX, which is hereby incorporated in and expressly made a part of this Indenture. The Debentures and the Trustee's certificate of authentication with respect thereto shall each be substantially in the form of
EXHIBIT I hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Debenture shall be dated the date of its authentication.

         SECTION 2.2 EXECUTION AND AUTHENTICATION. One or more Officers shall sign the Debentures for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Debenture no longer holds that office at the time the Trustee authenticates the Debenture, the Debenture shall be valid nevertheless.

         A Debenture shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Debenture. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

         The Trustee shall authenticate and make available for delivery Debentures as set forth in the Appendix.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Debentures. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent and provide the Trustee with a copy of the agreement. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.3 REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Debentures may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any coregistrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Debentures and
(ii) the Debentures Custodian (as defined in the Appendix) with respect to the Global Debentures (as defined in the Appendix).

         The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent and provide the Trustee with a copy of the agreement. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

         The Company may remove any Registrar or Paying Agent upon written notice to such

Registrar or Paying Agent and to the Trustee; PROVIDED, HOWEVER, that no such removal shall become effective until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee. The Registrar or Paying Agent may resign at any time upon written notice; PROVIDED, HOWEVER, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 6.8.

         SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Debenture, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Debentureholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Debentures and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent other than the Trustee to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.5 DEBENTUREHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Debentureholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date, dated as of the record date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Debentureholders.

         SECTION 2.6 TRANSFER. The Debentures shall be issued in registered form and shall be transferable only upon the surrender of a Debenture for registration of transfer. When a Debenture is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a)(l) of the Uniform Commercial Code are met. To permit registration of transfers, the Company shall execute and the Trustee shall authenticate Debentures at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers of Debentures selected for redemption (except, in the case of Debentures to be redeemed in part, the portion thereof not to be redeemed) or any Debentures for a period of 15 days before a selection of Debentures to be redeemed.

         Prior to the due presentation for registration of transfer of any Debenture, the Company, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest, if any, on such Debenture and for all other purposes whatsoever, whether or not such Debenture is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by or be required to act in accordance with notice to the contrary.

         Any Holder of a Global Debenture shall, by acceptance of such Global Debenture, agree that transfers of beneficial interest in such Global Debenture may be effected only through a book-entry system maintained by (i) the Holder of such Global Debenture (or its agent) or (ii) any Holder of a beneficial interest in such Global Debenture, and that ownership of a beneficial interest in such Global Debenture shall be required to be reflected in a book entry. None of the Company, the Trustee, the Paying Agent or the Registrar shall have any duty with respect to or obligation for the maintenance of any book-entry system respecting any Debenture maintained under these provisions.

         All Debentures issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Debentures surrendered upon such transfer or exchange.

         SECTION 2.7 REPLACEMENT DEBENTURES. If a mutilated Debenture is surrendered to the Registrar or if the Holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debenture if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder
(i) satisfies the Company or the Trustee regarding those requirements within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Debenture being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Debenture is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Debenture. In the event any such mutilated, lost, destroyed or wrongfully taken Debenture has become or is about to become due and payable, the Company in its discretion may pay such Debenture instead of issuing a new Debenture in replacement thereof.

         Every replacement Debenture is an additional obligation of the Company.

         The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Debentures.

         SECTION 2.8 OUTSTANDING DEBENTURES. Debentures outstanding at any time are all Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

         If a Debenture is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Debenture is held by a protected purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Debentures (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Debentures (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.9 TEMPORARY DEBENTURES. In the event that Definitive Debentures (as defined in the Appendix) are to be issued under the terms of this Indenture, until such Definitive Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of Definitive Debentures but may have variations that the Company considers appropriate for temporary Debentures. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Debentures and deliver them in exchange for temporary Debentures upon surrender of such temporary Debentures at the office or agency of the Company, without charge to the Holder.

         SECTION 2.10 CANCELATION. The Company at any time may deliver Debentures to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment or cancelation and, at the option of the Trustee, either cremated, shredded or otherwise disposed of. the Trustee shall execute and forward to the Company an appropriate certificate describing the Debenture involved and the manner of disposition. The Company may not issue new Debentures to replace Debentures it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Debentures in place of canceled Debentures other than pursuant to the terms of this Indenture.

         SECTION 2.11 DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Debentures, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) ("Defaulted Interest") in any lawful manner. The Company may pay the defaulted interest to the Persons who are Debentureholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Debentureholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.12 CUSIP NUMBERS. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use) for the Debentures. If there are one or more CUSIP numbers for the Debentures, the Trustee shall use "CUSIP" numbers in any notice of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                    ARTICLE 3

                                   REDEMPTION

         SECTION 3.1 NOTICES TO TRUSTEE. If the Company elects to redeem Debentures pursuant to paragraph 5 of the Debentures, it shall notify the Trustee in writing of the redemption date, the principal amount of Debentures to be redeemed and the paragraph of the Debentures pursuant to which the redemption will occur.

         The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions for redemption set forth herein and in the Debentures. If fewer than all the Debentures are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and upon cancelation shall thereby be void and of no effect.

         SECTION 3.2 SELECTION OF DEBENTURES TO BE REDEEMED. If fewer than all the Debentures are to be redeemed, the Trustee shall select in its sole discretion the Debentures to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Debentures not previously called for redemption. The Trustee may select for redemption portions of the principal of Debentures that have denominations larger than $1,000. Debentures and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company promptly of the Debentures or portions of Debentures to be redeemed.

         SECTION 3.3 NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Debentures, the Company shall mail a notice of redemption by first-class mail to each Holder of Debentures to be redeemed at such Holder's registered address.

         The notice shall identify the Debentures to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Debentures are to be redeemed, the certificate numbers and principal amounts of the particular Debentures to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Debentures (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Debentures pursuant to which the Debentures called for redemption are being redeemed;

                  (8) the CUSIP number, if any, printed on the Debentures being redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

         SECTION 3.4 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Debentures called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Debentures shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; PROVIDED, HOWEVER, that if the redemption date is after a regular record date for interest payment and on or prior to the interest payment date, the accrued interest shall be payable to the Debentureholder of the redeemed Debentures registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.5 DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m. (Dallas time) on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date other than Debentures or portions of Debentures called for redemption that have been delivered by the Company to the Trustee for cancelation.

         SECTION 3.6 DEBENTURES REDEEMED IN PART. Upon surrender of a Debenture that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered. The Debentures so surrendered shall be canceled.


                                    ARTICLE 4

                                    COVENANTS

         SECTION 4.1 PAYMENT OF DEBENTURES. The Company shall promptly pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture (or if the Company is the Paying Agent, the Company has segregated and is holding in trust for the benefit of the Holders) money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Debentureholders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Debentures, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.2 SEC REPORTS. The Company shall file with the SEC, to the extent the SEC accepts such filings and whether or not the Company has a class of securities registered under the Exchange Act or is otherwise subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, all annual reports, quarterly reports and other documents that the Company is required to file with the SEC or (if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act) would be required to file with the SEC if the Company were subject to Section 13 or 15(d) of the Exchange Act within the time periods such reports and documents are required to be so filed or (if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act) would be required to be so filed if the Company were subject to Section 13 or 15(d) of the Exchange Act.

         The Company also shall (i) file with the Trustee (with exhibits), and provide to each Holder (without exhibits), without cost to the Trustee or Holder, copies of all reports and documents filed by the Company with the SEC within 15 days after the date on which the Company files such reports and documents with the SEC or the date on which the Company would be required to file such reports and documents with the SEC if the Company were subject to Section 13 or 15(d) of the Exchange Act; and (ii) if the filing of such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, supply at the Company's cost copies of such reports and documents (including any exhibits thereto) to any Holder promptly on its written request.

         SECTION 4.3 LIMITATION ON SUBSIDIARY DEBT AND PREFERRED STOCK. The Company shall not permit any Subsidiary of the Company to Incur or suffer to exist any Debt or issue any Preferred Stock except for Permitted Debt and Preferred Stock.

         SECTION 4.4 LIMITATION ON LIENS. The Company shall not, and shall not permit any Subsidiary of the Company to, Incur any Lien on any property or assets of the Company or any Subsidiary to secure Debt without making, or causing such Subsidiary to make, effective provision for securing the Debentures (and, if required by its governing instruments, any other Debt of the Company or of such Subsidiary that is not subordinate to the Debentures) equally and ratably with such Debt as to such property or assets for so long as such Debt will be so secured or, in the event such Debt is Debt of the Company which is subordinate in right of payment to the Debentures, prior to such Debt as to such property or assets for so long as such Debt will be secured; PROVIDED, HOWEVER, that nothing contained in this covenant shall prevent, restrict or apply to, and there shall be excluded from secured Debt in any computation under this Section, Liens existing on the date of this Indenture or Permitted Liens.

         SECTION 4.5 LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Subsidiary of the Company to, enter into any Sale and Leaseback Transaction with respect to any property or assets (except for a period not exceeding three years) unless (i) the Company or such Subsidiary would be entitled to Incur a Lien on such property to secure Debt by reason of the provisions described in clauses (i) through (xii) of the definition of Permitted Liens in an amount equal to the Attributable Value of such Sale and Leaseback Transaction without equally and ratably securing the Debentures or (ii) the Company shall apply an amount equal to the Attributable Value with respect to such Sale and Leaseback Transaction within six months of such sale to the defeasance or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of Debt securities or other debt for borrowed money of the Company or a Subsidiary thereof that matures more than one year after the creation of such Debt or to the purchase, construction or development of other comparable property.

         SECTION 4.6 LIMITATION ON MERGERS AND CONSOLIDATIONS. The Company shall not consolidate with or merge into any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless (i) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which the sale, lease, conveyance, transfer or other disposition will be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee of all the obligations of the Company under the Indenture and under the Debentures, (ii) after giving effect to such transaction, no Default or Event of Default exists and (iii) the Company or such Person shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each in a form satisfactory to the Trustee and stating that the conditions specified in clauses (i) and (ii) above have been satisfied.

         SECTION 4.7 LIMITATION ON ISSUANCES OR DISPOSITIONS OF STOCK OF SUBSIDIARIES. The Company shall not, and will not permit any Subsidiary to, issue, sell or otherwise dispose of any shares of capital stock of any Subsidiary except for (i) director's qualifying shares, if required by applicable state laws, (ii) shares or other dispositions to the Company or to one or more Wholly Owned Subsidiaries of the Company, (iii) the sale or other disposition of all or any part of the Capital Stock of any Subsidiary for consideration which is at least equal to the fair value of such Capital Stock as determined by the Company's board of directors (acting in good faith) or (iv) any issuance, sale, assignment, transfer or other disposition made in compliance with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company, any Subsidiary or any affiliate of the Company or any Subsidiary.

         SECTION 4.8 COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year of the Company ending December 31, 1999, an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

         SECTION 4.9 FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                    ARTICLE 5

                              DEFAULTS AND REMEDIES

         SECTION 5.1 EVENTS OF DEFAULT. An "Event of Default" occurs if:

                  (i) the Company defaults in any payment of interest on any Debenture when the same becomes due and payable, and such default continues for a period of 30 days;

                  (ii) the Company defaults in the payment of the principal of any Debenture when the same becomes due and payable at its Stated Maturity, upon redemption or repurchase, upon declaration or otherwise;

                  (iii) the Company fails to comply with any of its agreements in the Debentures or this Indenture (other than those referred to in (i) or (ii) above) and such failure continues for 60 days after the notice specified below;

                  (iv) Debt of the Company is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent at the time and such failure continues for 20 days after the notice specified below;

                  (v) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (vi) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (vii) the Company or any Significant Subsidiary pursuant to or within the meaning of any Insurance Law consents to the appointment of a Custodian of it or for any substantial part of its property or any state insurance regulatory authority with jurisdiction over the Company or any Significant Subsidiary enters an order or decree or takes similar action under any Insurance Law that (A) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property or (B) orders the winding up or liquidation of the Company or any Significant Subsidiary and, in the case of (A) or

         (B), such order or decree remains unstayed and in effect for 60 days;

                  (viii) any judgment or decree for the payment of money in excess of $5 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary and is not discharged, waived or stayed and either (A) there is a period of 30 days following the commencement of an enforcement proceeding has been commenced by any creditor upon such judgment or decree during which such proceeding is not stayed or abandoned within 30 days following the commencement thereof, or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in either case, the default continues for ten days after the date on which the notice specified below shall have been given.

         The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term "Insurance Law" means [CHAPTER 44 OF THE NEBRASKA REVISED STATUTES OF 1943] and all similar state laws of the State of Nebraska and such other jurisdictions in which the Company or any Significant Subsidiary conducts business that govern the conduct or operations of any insurance company, and the rules and regulations promulgated thereunder. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian, conservator, supervisor, rehabilitator, sequestrator or similar official under any Bankruptcy Law or Insurance Law.

         A Default under clause (iii), (iv) or (viii) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Debentures notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice, the lapse of time or both would become an Event of Default under clause (iii), (iv) or (viii), its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 5.2 ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 5.1(v) or (vi) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Debentures by notice to the Company, may declare the principal of and accrued but unpaid interest on all the Debentures to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 5.1(v) or (vi) with respect to the Company occurs, the principal of and interest on all the Debentures shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholders. The Holders of a majority in principal amount of the Debentures by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 5.3 OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Debentureholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 5.4 WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Debentures by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Debenture, (ii) a Default arising from the failure to redeem or purchase any Debenture when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under Section 8.2 cannot be amended without the consent of each Debentureholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 5.5 CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to
Section 6.1, that the Trustee determines is unduly prejudicial to the rights of any other Debentureholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

         SECTION 5.6 LIMITATION ON SUITS. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Debentureholder may pursue any remedy with respect to this Indenture or the Debentures unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Debentures make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Debentures do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Debentureholder may not use this Indenture to prejudice the rights of another Debentureholder or to obtain a preference or priority over another Debentureholder.

         SECTION 5.7 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and special interest and interest on the Debentures held by such Holder, on or after the respective due dates expressed in the Debentures, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 5.8 COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 5.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 6.7.

         SECTION 5.9 TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Debentureholders allowed in any judicial proceedings relative to the Company, any Subsidiary, their respective creditors or their respective property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.7.

         SECTION 5.10 PRIORITIES. If the Trustee collects any money or property pursuant to this Article 5, it shall pay out the money or property in the following order:

         FIRST:  to the Trustee for amounts due under Section 6.7;

         SECOND: to Debentureholders for amounts due and unpaid on the Debentures for principal and interest, ratably, and any special interest without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, any special interest and interest, respectively; and

         THIRD: to the Company.

         The Trustee may fix a record date and payment date for any payment to Debentureholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Debentureholder and the Company a notice that states the record date, the payment date and amount to be paid.

         SECTION 5.11 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.5 or a suit by Holders of more than 10% in principal amount of the Debentures.

         SECTION 5.12 WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 6

                                     TRUSTEE

         SECTION 6.1 DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to any certificates or opinions that are required by any provisions of this Indenture to be delivered to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                           (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.2, 5.4 and 5.5.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  (i) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

         SECTION 6.2 RIGHTS OF TRUSTEE.

                  (a) The Trustee may rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Debentures shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, Debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Debentures at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  (g) The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder of Debentures unless such Holder shall have offered to the trustee security and indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense and then only to the extent required by the terms of this Indenture. The Trustee shall not be deemed to have any knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to
Section 5.1(i) or 5.1(ii) or (ii)
any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge.

                  (h) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Debentures shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         SECTION 6.3 INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

         SECTION 6.4 TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Debentures or in the Debentures other than the Trustee's certificate of authentication.

         SECTION 6.5 NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Debentureholder notice of the Default within 30 days after it is actually known to a Trust Officer, but in no event later than 90 days after the occurrence of the Event of Default. Except in the case of a Default in payment of principal of or interest on any Debenture (including payments pursuant to the mandatory redemption provisions of such Debenture, if any, or any accelerated payment of principal or interest), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Debentureholders. The Trustee shall not be deemed to have any knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to Section 5.1(i) or 5.1(ii) or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge.

         SECTION 6.6 REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each March 15 beginning with the March 15 following the date of this Indenture, and in any event prior to April 15 in each year, the Trustee shall mail to each Debentureholder a brief report dated as of March 15 that complies with Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.

         A copy of each report at the time of its mailing to Debentureholders shall be filed with the SEC and each stock exchange (if any) on which the Debentures are listed. The Company agrees to notify promptly the Trustee whenever the Debentures become listed on any stock exchange and of any delisting thereof.

         SECTION 6.7 COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time compensation for its services as may be agreed upon by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify and defend the Trustee, its directors, officers, employees, stockholders and agents, against any and all loss, liability or expense (including reasonable attorneys' fee, disbursements and costs of litigation) incurred by it or any of them arising out of or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; PROVIDED, HOWEVER, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel and costs of litigation; PROVIDED, HOWEVER, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Debentures.

         The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(v) or (vi) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 6.8 REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Debentures may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 6.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of
                      the Trustee or its
                      property; or

                  (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Debentures and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly notify each Holder of such event and appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Debentureholders. After the successor Trustee has delivered its written acceptance of appointment, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.7.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 6.10, any Debentureholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 6.7 shall continue for the benefit of the retiring Trustee.

         SECTION 6.9 SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 6.10 ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee (or in the case of a corporation or national banking association included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a banking holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(B); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         SECTION 6.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.



                                    ARTICLE 7

                       DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 7.1 DISCHARGE OF LIABILITY ON DEBENTURES; DEFEASANCE.

                  (a) When (i) the Company delivers to the Trustee all outstanding Debentures (other than Debentures replaced pursuant to Section 2.7) for cancelation or (ii) all outstanding Debentures have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee money or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Debentures, including interest thereon to maturity or such redemption date (other than Debentures replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 7.1(c) and 7.2, the Company at any time may terminate (i) all of its obligations under the Debentures and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7 and the operation of Sections 5.1(iii), 5.1(iv), and 5.1(viii) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Debentures may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Debentures may not be accelerated because of an Event of Default specified in Sections 5.1(iii), 5.1(iv) or 5.1(viii).

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 6.7, 6.8 and in this
Article 7 shall survive until the Debentures have been paid in full. Thereafter, the Company's obligations in Sections 6.7, 7.4 and 7.5 shall survive.

         SECTION 7.2 CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Debentures to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Debentures to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 5.1(v) or (vi) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Debentureholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to

         Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Debentureholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to

         Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Debentures as contemplated by this Article 7 have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Debentures at a future date in accordance with Article 3.

         SECTION 7.3 APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article
7. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Debentures. Money and Debentures so held in trust are not subject to Article 9.

         SECTION 7.4 REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or Debentures held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Debentureholders entitled to the money must look to the Company for payment as general creditors.

         SECTION 7.5 INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S.
Government Obligations.

         SECTION 7.6 REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 7 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article 7 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 7; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 8

                                   AMENDMENTS

         SECTION 8.1 WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Debentures without notice to or consent of any
Debentureholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to provide for the assumption by a successor corporation of the obligations of the Company under this Indenture;

                  (3) to provide for uncertificated Debentures in addition to or in place of certificated Debentures; PROVIDED, HOWEVER, that the uncertificated Debentures are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Debentures are described in Section 163(f)(2)(B) of the Code;

                  (4) to secure the Debentures;

                  (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                  (7) to make any change that does not adversely affect the rights of any Debentureholder in any material respect; or

                  (8) to provide for the issuance of the Exchange Debentures or Private Exchange Debentures, which shall have terms substantially identical in all material respects to the Debentures (except that the transfer restrictions contained in the Debentures shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Debentures, as a single issue of Debentures.

         After an amendment under this Section becomes effective, the Company shall mail to Debentureholders a notice briefly describing such amendment. The failure to give such notice to all Debentureholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 8.2 WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Debentures without notice to any Debentureholder but with the written consent of the Holders of at least a majority in principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange for the Debentures). However, without the consent of each Debentureholder affected, an amendment may not:

                  (1) reduce the amount of Debentures whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest or any special interest on any Debenture;

                  (3) reduce the principal of or extend the Stated Maturity of any Debenture;

                  (4) change the time at which any Debenture may be redeemed in accordance with Article 3;

                  (5) make any Debenture payable in money other than that stated in the Debenture;

                  (6) make any change in Section 5.4 or 5.7 or the second sentence of this Section 8.2.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section becomes effective, the Company shall mail to Debentureholders a notice briefly describing such amendment. The failure to give such notice to all Debentureholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 8.3 COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Debentures shall comply with the TIA as then in effect.

         SECTION 8.4 REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Debenture shall bind the Holder and every subsequent Holder of that Debenture or portion of the Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent or waiver is not made on the

Debenture. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Debenture or portion of the Debenture if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Debentureholder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Debentureholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Debentureholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 8.5 NOTATION ON OR EXCHANGE OF DEBENTURES. If an amendment changes the terms of a Debenture, the Trustee may require the Holder of the Debenture to deliver it to the Trustee. The Trustee may place an appropriate notation on the Debenture regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms. Failure to make the appropriate notation or to issue a new Debenture shall not affect the validity of such amendment.

         SECTION 8.6 TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 8.3).


                                    ARTICLE 9

                                  MISCELLANEOUS

         SECTION 9.1 TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 9.2 NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                 if to the Company:

                 Chandler (U.S.A.), Inc.
                 P.O. Box 9
                 Chandler, Oklahoma 74834

                 Attention of: R. Patrick Gilmore, General Counsel

                 if to the Trustee:

                 U.S. Trust Company of Texas, N.A.
                 2001 Ross Avenue, Suite 2700
                 Dallas, Texas 75201

                 Attention of: Corporate Trust Administration

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Debentureholder shall be mailed to the Debentureholder at the Debentureholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 9.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.
Debentureholders may communicate pursuant to TIA ss. 312(b) with other Debentureholders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

         SECTION 9.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 9.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 9.6 WHEN DEBENTURES DISREGARDED. In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Debentures outstanding at the time shall be considered in any such determination.

         SECTION 9.7 RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Debentureholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 9.8 LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or Texas. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period or any accrued but unpaid interest. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 9.9 GOVERNING LAW. THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION

WOULD BE REQUIRED THEREBY.

         SECTION 9.10 NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Debentureholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debentures.

         SECTION 9.11 SUCCESSORS. All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 9.12 MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 9.13 TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                          CHANDLER (U.S.A.), INC.



                                                    By:
                                                    Name:
                                                    Title:


                                          U.S. TRUST COMPANY OF TEXAS, N.A.



                                                     By:
                                                     Name:
                                                     Title:

                                                                      APPENDIX A




                       PROVISIONS RELATING TO DEBENTURES,
               PRIVATE EXCHANGE DEBENTURES AND EXCHANGE DEBENTURES


1        DEFINITIONS

         1.1      DEFINITIONS

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

         "Cedel" means Cedel Bank, S.A., or any successor securities clearing agency.

         "Debentures Custodian" means the custodian with respect to a Global Debenture (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

         "Definitive Debenture" means a certificated Debenture that does not include the Global Debenture Legend.

         "Depositary" means The Depository Trust Company, its nominees and their respective successors.

         "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

         "Global Debenture Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

         "Regulation S" means Regulation S under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Underwriter" means Southwest Securities, Inc.

         "Underwriting Agreement" means the Underwriting Agreement dated March __, between the Company and the Initial Purchaser.

         1.2      OTHER DEFINITIONS

         TERM:                                             DEFINED IN SECTION:

         "Agent Members"................................................2.1(b)
         "Global Debenture".............................................2.1(a)

2        THE DEBENTURES

         2.1      FORM AND DATING

         The Debentures issued on the date hereof will be offered and sold by the Company pursuant to the Underwriting Agreement.

                  (a) GLOBAL DEBENTURE. Debentures shall be issued in the form of one global Debenture in definitive, fully registered form (the "Global Debenture") without interest coupons and bearing the Global Debenture Legend, which shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Debentures Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Debenture may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Debenture deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one Global Debenture that (a) shall be registered in the name of the Depositary for such Global Debenture or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to the Global Debenture held on their behalf by the Depositary or by the Trustee as Debentures Custodian or under such Global Debenture, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in the Global Debenture.

                  (c) DEFINITIVE DEBENTURES. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in the Global Debenture will not be entitled to receive physical delivery of certificated Debentures.

         2.2 AUTHENTICATION. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two Officers Debentures for original issue on the date hereof in an aggregate principal amount of $24,000,000 and such order shall specify the amount of the Debentures to be authenticated and the date on which the original issue of Debentures is to be authenticated. The aggregate principal amount of Debentures outstanding at any time may not exceed $24,000,000 except as provided in Section 2.7 of this Indenture.

         2.3      TRANSFER.

                  (a) TRANSFER OF DEFINITIVE DEBENTURES. When Definitive Debentures are presented to the Registrar with a request to register the transfer of such Definitive Debentures, the Registrar shall register the transfer as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Debentures surrendered for transfer:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) are being transferred pursuant to an effective registration statement under the Securities Act, pursuant to clause (A) or (B) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Debentures are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Debenture); or

                           (B) if such Definitive Debentures are being
                  transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Debenture); or

                  (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE DEBENTURE FOR A BENEFICIAL INTEREST IN THE GLOBAL DEBENTURE. A Definitive Debenture may not be exchanged for a beneficial interest in a Global Debenture except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Debenture, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

                  (i) certification (in the form set forth on the reverse side of the Initial Debenture) that such Definitive Debenture is being transferred outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                  (ii) written instructions [FROM THE COMPANY?] directing the Trustee to make, or to direct the Debentures Custodian to make, an adjustment on its books and records with respect to such Global Debenture to reflect an increase in the aggregate principal amount of the Debentures represented by the Global Debenture, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Debenture and cause, or direct the Debentures Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Debentures Custodian, the aggregate principal amount of Debentures represented by the Global Debenture to be increased by the aggregate principal amount of the Definitive Debenture to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Debenture equal to the principal amount of the Definitive Debenture so canceled. If the Global Debenture is not then outstanding and the Global Debenture has not been previously exchanged for certificated Debentures pursuant to Section 2.4 of this Appendix A, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Debenture in the appropriate principal amount.

                  (c) TRANSFER OF GLOBAL DEBENTURE. (i) The transfer of the Global Debenture or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in the Global Debenture shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Debenture and such account shall be credited in accordance with such order with a beneficial interest in the Global Debenture and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Debenture.

                  (i) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                (d) CANCELATION OR ADJUSTMENT OF THE GLOBAL DEBENTURE. At such time as all beneficial interests in the Global Debenture have either been exchanged for Definitive Debentures, transferred, redeemed, repurchased or canceled, such Global Debenture shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Debenture is exchanged for Definitive Debentures, transferred in exchange for an interest in another Global Debenture, redeemed, repurchased or canceled, the principal amount of Debentures represented by such Global Debenture shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Debentures Custodian for such Global Debenture) with respect to such Global Debenture, by the Trustee or the Debentures Custodian, to reflect such reduction.

                  (e) OBLIGATIONS WITH RESPECT TO TRANSFERS OF DEBENTURES.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Debentures and the Global Debenture at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 2.6 and 8.5).

                  (iii) Prior to the due presentation for registration of transfer of any Debenture, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (iv) All Debentures issued upon any transfer pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Debentures surrendered upon such transfer or exchange.

                  (f) NO OBLIGATION OF THE TRUSTEE.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of the Global Debenture, a member of, or a participant in, the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Holders and all payments to be made to Holders under the Debentures shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of the Global Debenture). The rights of beneficial owners in the Global Debenture shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Depositary participants, members or beneficial owners in the Global Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee may rely and shall be fully protected in relying upon any certificate, other documentation or other evidence provided to it pursuant to the terms of this Indenture that it determines substantially complies as to form with the express requirements of this Indenture.

         2.4 DEFINITIVE DEBENTURES

                  (a) The Global Debenture deposited with the Depositary as Debentures Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Debentures in an aggregate principal amount equal to the principal amount of the Global Debenture, in exchange for the Global Debenture, only if such transfer complies with Section
2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Debenture or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Debentures under this Indenture.

                  (b) If the Global Debenture is transferable to the beneficial owners thereof pursuant to this Section 2.4 and shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, then the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Debenture, an equal aggregate principal amount of Definitive Debentures of authorized denominations. Any portion of the Global Debenture transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of the Global Debenture may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debentures.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Debentures in fully registered form without interest coupons.

                                                                       EXHIBIT I



                           [FORM OF FACE OF DEBENTURE]

                            [Global Debenture Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC")], NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [CEDE & CO.], OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Definitive Debenture will also bear the following legend:

         "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                                                  No. __________

                         ____% Senior Debenture due 2014

                                                                CUSIP No. ______

         CHANDLER (U.S.A.), INC., an Oklahoma corporation, promises to pay to [CEDE & CO.], or registered assigns, the principal sum [OF DOLLARS] [LISTED ON THE SCHEDULE OF INCREASES OR DECREASES IN GLOBAL DEBENTURE ATTACHED HERETO] on _________, 2014.

         Interest Payment Dates: March 1 and September 1.

         Record Dates:  February 15 and August 15.

         Additional provisions of this Debenture are set forth on the other side of this Debenture.

         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                                     CHANDLER (U.S.A.), INC.



                                                     By:
                                                     Name:
                                                     Title:

Dated:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. TRUST COMPANY OF TEXAS, N.A.
         as Trustee, certifies that this is one of the Debentures referred to in the Indenture.


By
         Authorized Signatory

                       [FORM OF REVERSE SIDE OF DEBENTURE]

                        _____% Senior Debenture due 2014


         1. INTEREST

                  (a) CHANDLER (U.S.A.), INC., an Oklahoma corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Company will pay interest semiannually on March 1 and September 1 of each year. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ____________, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT

         The Company will pay interest on the Debentures (except defaulted interest) to the Persons who are registered holders of Debentures at the close of business on the February 15 or August 15 next preceding the interest payment date even if Debentures are canceled after the record date and on or before the interest payment date. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Debentures represented by a Global Debenture (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Debenture (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Debentures may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Debentures and at their expense (except for the Global Certificate Holder), by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

         3. PAYING AGENT AND REGISTRAR

         Initially, U.S. TRUST COMPANY OF TEXAS, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

         4.       INDENTURE

         The Company issued the Debentures under an Indenture dated as of April __, 1999 (the "Indenture"), between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Debentures are subject to all such terms, and Debentureholders are referred to the Indenture and the TIA for a statement of those terms.

         The Debentures are senior unsecured obligations of the Company limited to $24,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the ability of the Company to, among other things, permit its subsidiaries to incur certain Debt, incur certain Liens and engage in certain Sale and Leaseback Transactions.

         5. OPTIONAL REDEMPTION

         The Debentures will not be redeemable at the Company's option prior to March __, 2009. The Debentures will be redeemable at the option of the Company, in whole or in part at any time after ___________, 2009, on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest thereon to the date of redemption. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         If money sufficient to pay the redemption price of and accrued interest on all Debentures (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee on or before the redemption date and certain other conditions are satisfied, on and after such date interest will cease to accrue on such Debentures (or such portions thereof) called for redemption.

         6. SINKING FUND

         The Debentures are not subject to any sinking fund.

         7. NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed at his or her registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Debentures (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Debentures (or such portions thereof) called for redemption.

         8. DENOMINATIONS; TRANSFER

         The Debentures are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer Debentures in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Debenture not to be redeemed) or to transfer any Debentures for a period of 15 days prior to a selection of Debentures to be redeemed.

         9. PERSONS DEEMED OWNERS

         The registered Holder of this Debenture may be treated as the owner of it for all purposes.

         10. UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         11. DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Debentures and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Debentures to redemption or maturity, as the case may be.

         12. AMENDMENT, WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Debentures may be amended without prior notice to any Debentureholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Debentures and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Debentures. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Debentures, the Company and the Trustee may amend the Indenture or the Debentures (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture;
(iii) to provide for uncertificated Debentures in addition to or in place of certificated Debentures; (iv) to secure the Debentures; (v) to add additional covenants or to surrender rights and powers conferred on the Company; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (vii) to make any change that does not adversely affect the rights of any Debentureholder in any material respect.

         13. DEFAULTS AND REMEDIES

         If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Debentures may declare the principal of and accrued but unpaid interest on all the Debentures to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Debentures will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Debentures may rescind any such acceleration with respect to the Debentures and its consequences.

         If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security against any loss, liability or expense satisfactory to the Trustee in its sole discretion. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Debentures unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Debentures have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Debentures have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Debentures are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         14. TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

         15. NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Debentureholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

         16. AUTHENTICATION

         This Debenture shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Debenture.

         17. ABBREVIATIONS

         Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

         18. GOVERNING LAW

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         19. CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Debentureholders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY HOLDER OF DEBENTURES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS DEBENTURE.

                                                                      EXHIBIT II

                                 ASSIGNMENT FORM


To assign this Debenture, fill in the form below:

I or we assign and transfer this Debenture to



(Print or type assignee's name, address and zip code)


(Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.




Date: ________________ Your Signature:



Sign exactly as your name appears on the other side of this Debenture.

                      [TO BE ATTACHED TO GLOBAL DEBENTURES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL DEBENTURE

                  The initial principal amount of this Global Debenture is $[ ]. The following increases or decreases in this Global Debenture have been made:


Date of     Amount of decrease in     Amount of increase in        Principal amount of this     Signature of authorized
Exchange   Principal Amount of this  Principal Amount of this     Global Debenture following    signatory of Trustee or
              Global Debenture            Global Debenture         such decrease or increase      Debentures Custodian


                                                                     EXHIBIT III


                                     Form of
                       Transferee Letter of Representation


Chandler (U.S.A.), Inc.

In care of
[          ]
[          ]
[          ]


Ladies and Gentlemen:


         This certificate is delivered to request a transfer of $[ ] principal amount of the ____% Senior Debentures due 2014 (the "Debentures") of Chandler (U.S.A.), Inc. (the "Company").

         Upon transfer, the Debentures would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Debentures, and we are acquiring the Debentures not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Debentures, and we invest in or purchase securities similar to the Debentures in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

         2. We understand that the Debentures have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Debentures to offer, sell or otherwise transfer such Debentures prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Debentures (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional investor under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Debentures of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Debentures is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Debentures for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Termination Date of the Debentures pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.


                                  TRANSFEREE:



                                                     By: